THIRD AMENDED AND RESTATED
                                 TERM LOAN NOTE

$8,299,000                                                    February 28, 1996


                  FOR VALUE RECEIVED, the undersigned, KLEINERT'S, INC. OF ALABAMA, an Alabama corporation, and KLEINERT'S, INC. OF FLORIDA, a Florida corporation, (together, the "Borrower"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of CORESTATES BANK, N.A., at its office located at Broad and Chestnut Streets, Philadelphia, Pennsylvania, 19107, the principal amount of EIGHT MILLION TWO HUNDRED NINETY-NINE THOUSAND DOLLARS ($8,299,000) in lawful money of the United States and in immediately available funds in twenty-eight
(28) consecutive quarterly installments, the first of which in the amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), on March 1, 1996, followed by twenty-six (26) equal, consecutive quarterly installments of THREE HUNDRED THOUSAND DOLLARS ($300,000) beginning on June 1, 1996 and a twenty-eighth and final installment of TWO HUNDRED FORTY-NINE THOUSAND DOLLARS ($249,000) on December 1, 2002; provided, however, that the last installment shall be in an amount necessary to repay in full the unpaid principal amount of this Third Amended and Restated Term Loan Note, and to pay interest from the date of this Third Amended and Restated Term Loan Note, at the times and at the rates per annum as provided in the Agreement. Subject to Section 2.09 of the Agreement (as hereinafter defined), any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, and, to the extent permitted by law, any overdue interest, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) above the rate which would otherwise be applicable.

                  If any installment of this Third Amended and Restated Term Loan Note becomes due and payable on a Saturday, Sunday or business holiday in the Commonwealth of Pennsylvania, the maturity thereof shall be extended to the next succeeding business day, and the interest shall be payable thereon at the rate herein specified during such extension.

                  This Third Amended and Restated Term Loan Note is the Note referred to in, and is entitled to the benefits of, the Line of Credit and Term Loan Agreement, dated as of April 8, 1993, as amended by the First Amendment to Line of Credit and Term Note Agreement, dated December 10, 1993, by the Second Amendment to Line of Credit and Term Loan Agreement, dated November 10, 1994, by the Third Amendment to Line of Credit and Term Loan Agreement dated December 11, 1995, and by the Fourth Amendment to Line of Credit and Term Loan Agreement dated February 28, 1996, between the Borrower and the Bank (said Line of Credit and Term Loan Agreement, as it may be hereafter amended, renewed or extended, the "Agreement"). This Agreement, among other things, contains provisions for acceleration of the maturity of this Third Amended and Restated Term Loan Note upon the happening of certain stated events and also for the prepayments on account of principal hereof prior to the maturity of this Third Amended and Restated Term Loan Note upon the terms and conditions specified in the Agreement.

                  Upon Default hereunder the Borrower hereby irrevocably authorizes and empowers the prothonotary or clerk or any attorney of any court of record to appear for and confess judgment against the Borrower for the amount due hereon (or, if such an attorney so elects, for the amount which may be due hereon as evidenced by an affidavit signed by an officer of the Bank setting forth the amount then due), including accrued interest, plus reasonable attorneys' fees and costs, with cost of suit and release of error. If a copy hereof, verified by an affidavit, shall have been filed in said proceeding, it shall not be necessary to file the original as a warrant of attorney. The Borrower waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and may be exercised from time to time as often as the holder hereof shall elect, until all sums payable or that may become payable by the Borrower have been paid in full. There shall be excluded from the lien of any judgment obtained solely pursuant to this paragraph (a) all improved real estate in any area identified by the Federal Emergency Management Agency as having special flood hazards if the community in which such areas located is participating in the National Flood Insurance Program and (b) any residential real property as that term is defined in the Pennsylvania statute codified at 41 P.S. Section 101. Any such exclusion shall not effect any lien upon property not so excluded.

                  This Third Amended and Restated Term Loan Note replaces and supersedes but does not extinguish the Borrower's obligations under that certain Second Amended and Restated Term Loan Note in the face amount of $4,942,733 of Kleinert's, Inc. of Alabama to Bank dated November 10, 1994 and that certain Revolving Credit Note in the face amount of $5,000,000 of Kleinert's, Inc. of Alabama to Bank dated December 11, 1995.

                  This Third Amended and Restated Term Loan Note shall be governed by the laws of the Commonwealth of Pennsylvania.


KLEINERT'S, INC OF ALABAMA                      KLEINERT'S, INC. OF FLORIDA


By:_________________________                    By:___________________________

Title:______________________                    Title:________________________





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